UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 16, 2021

INGREDION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center Westchester, Illinois	60154-5749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 551-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On December 16, 2021, the Board of Directors (the “Board”) of Ingredion Incorporated (the “Company”) elected Charles V. (“Chuck”) Magro a director of the Company, effective May 1, 2022.

The Board has determined that Mr. Magro qualifies as an independent director under the corporate responsibility standards of the New York Stock Exchange (“NYSE”).

Mr. Magro, age 52, is presently the Chief Executive Officer and a director of Corteva Agriscience, a NYSE-listed, global agriculture company that provides farmers around the world with a balanced and diverse mix of seed, crop protection and digital solutions focused on maximizing productivity to enhance yield and profitability. He has served in this position since November 2021. Prior to that, from January 2018 to April 2021, Mr. Magro served as the President and Chief Executive Officer of Nutrien Ltd., a Canadian-based supplier of fertilizer and other crop inputs, services, and solutions that had approximately $20 billion in revenue and 25,000 employees. From 2014 to 2018, Mr. Magro served as the President and Chief Executive Officer of Agrium Inc., a major supplier of agricultural products and services in North America, South America and Australia that merged in January 2018 with Potash Corporation of Saskatchewan in a $36 billion merger of equals to create Nutrien Ltd. At Nutrien, he oversaw over 60 acquisitions and investments, representing over $2 billion in capital deployed over three years. Prior to this role, he held a variety of other leadership positions with Agrium, including Chief Operating Officer, Executive Vice President of Corporate Development and Strategy and Chief Risk Officer, and Vice President of Operations. At Agrium, he oversaw 160 M&A transactions. He joined Agrium in 2009 following a sixteen-year career with NOVA Chemicals Corporation, a Canadian-based plastics and chemical company, where he served in roles of increasing responsibility across various operating, commercial, and corporate positions, including Vice President of Investor Relations, Director of Marketing, Director of Major Projects, and Plant Manager. Mr. Magro holds a Bachelor of Science degree from the University of Waterloo and a Master of Business Administration degree from the University of Windsor.

In addition to being a director for Corteva Agriscience, Mr. Magro currently serves as a director for the Canada Pension Plan Investment Board, a Canadian state-owned pension plan sponsor that oversees and invests the funds contributed to and held by the Canada Pension Plan. From 2014 to 2019, Mr. Magro was also a director of privately held Canpotex Ltd., one of the world’s largest marketers and exporters of potash.

Mr. Magro will receive initial and annual cash and stock compensation consistent with the compensation payable to all non-management directors, as described in the discussion under the heading Director Compensation on pages 20 through 21 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2021. The Company will enter into a standard indemnification agreement with Mr. Magro.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2021	Ingredion Incorporated

	By:	/s/ Tanya M. Jaeger de Foras
Tanya M. Jaeger de Foras Senior Vice President, Chief Legal Officer, Corporate Secretary and Chief Compliance Officer